THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT


     THIRD AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") effective as of __________, 2001, by and between E*TRADE Funds, a Delaware business trust ("Trust") on behalf of each series listed on Exhibit A hereto as amended from time to time (each a "Fund" and collectively, the "Funds"), and E*TRADE Asset Management, Inc., a Delaware corporation ("Administrator").

     WHEREAS, the Trust and the Administrator entered into the Second Amended and Restated Administrative Services Agreement on May 9, 2000, as amended from time to time, and each party wishes to amend and restate that agreement herein;

     WHEREAS,  the Trust, and the  Administrator  entered into an Administrative
Services  Agreement  as of  March  1,  2001,  on  behalf  of the  E*TRADE  Asset
Allocation Fund, and both parties agree to terminate that agreement and incorporate all terms and provisions of that agreement into this Agreement;

     WHEREAS, the Trust is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Administrator is able to act as administrator of the Fund; and

     WHEREAS, the Trust wishes to retain the Administrator to render administrative services with respect to each of the Funds listed on Exhibit A hereto (as the same may be amended from time to time by the mutual written consent of the parties), and the Administrator has agreed to act as administrator for each of the Funds.

     NOW, THEREFORE, for good and valuable consideration, the receipt whereof is hereby acknowledged, and the mutual performance of undertakings herein, it is agreed by and between the parties hereto as follows:

     1. Services to be Provided by the Administrator. (a) Subject to the control, direction and supervision of the Board of Trustees of the Trust ("Board") and in compliance with the objectives, policies and limitations set forth in the Trust's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board, the Administrator shall have general responsibility for the oversight of the Trust's administrative operations and will provide the following services:

                  (i)      Trust Administration,

                  (ii)     Compliance Services, and

                  (iii)    Trust Accounting.

                  A detailed description of each of the above services is contained in Schedules B and C, respectively, to this Agreement.

          (b)  The Administrator will also:

               (i) provide, without additional cost to the Trust except for out-of-pocket expenses, office facilities in an appropriate location with respect to the provision of the services contemplated herein (which may be in the offices of the Administrator or a corporate affiliate of the Administrator);

               (ii) provide, without additional remuneration from, or other cost to, the Trust except for out-of-pocket expenses, the services of individuals to serve as officers of the Trust who will be designated by the Administrator and elected by the Board subject to reasonable Board approval;

               (iii)provide or otherwise obtain, without additional remuneration from or other cost to the Trust except for out-of-pocket expenses, personnel sufficient for provision of the services contemplated herein;

               (iv) furnish, at no additional cost to the Trust except for out-of-pocket expenses, equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

               (v) keep records, at no additional cost to the Trust except for out-of-pocket expenses, relating to the services provided hereunder in such form and manner as the Administrator may deem appropriate or advisable.

     2. Compensation. For the services provided by the Administrator, each of the Funds shall pay to the Administrator a fee, computed daily and to be paid on the last business day of each month equal on an annual basis to the amount of the average daily net assets of such Fund as listed opposite that Fund's name in Exhibit A, attached hereto.

     The term "average daily net assets of the Fund" is defined as the average of the values placed on the net assets of the Fund as of the close of the New York Stock Exchange, on each day on which the net asset value of the portfolio of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of the net assets of its portfolio as of some other time on each business day, as of such time. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the Fund's then current registration statement under the 1940 Act and the Securities Act of 1933, as amended, ("Registration Statement"). If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 2, the value of the net assets of the Fund shall be deemed to be the value of such net assets as last determined in accordance with the Registration Statement. If the determination of the net asset value of the Fund has been suspended pursuant to the Registration Statement for a period including a month for which payment pursuant to this Agreement is due, the Administrator's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

     3. Allocation of Charges and Expenses.
        ----------------------------------

     (a) Except as otherwise specifically provided in this Section 3, the Administrator shall pay the compensation and expenses of all of its directors, officers and employees who serve as trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes), and the Administrator shall make available, without expense to each Fund, the service of its directors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     (b) The Administrator shall not be required to pay pursuant to this Agreement any expenses of each Fund other than those specifically allocated to the Administrator in this section 3.

     4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains or causes to be maintained for the Funds are the property of the Funds and further agrees to surrender promptly to the Funds any of such records upon the Trust's request. The Administrator further agrees to preserve or cause to be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     5. Sub-Contracts. The Administrator may, from time to time, at its own expense, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement.

     6. Compliance. The Administrator shall observe and comply with the Certificate of Trust and organizing documents of the Trust, the applicable provisions of the Registration Statement, federal securities laws, all lawful resolutions of the Board and other lawful orders and directions given to it from time to time by the Board. All activities engaged in by the Administrator hereunder shall be at all times subject to the control of and review by the Board.

     7. Limitations of Liability.
        ------------------------

     (a) Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, neither the Administrator nor its shareholders, officers, directors, employees or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith or negligence in the performance of the Administrator's duties or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. Notwithstanding the foregoing, the Administrator shall not be liable to the Trust or the Funds for the acts and omissions of any party engaged by the Administrator to assist it in carrying out its obligations under this Agreement except to the extent that such party is liable to the Administrator for such acts and omissions pursuant to the contract under which the Administrator shall have retained such party. Any person, even though also employed by the Administrator, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the employee or agent of the Administrator.

     (b) The Administrator shall look only to the assets of a particular Fund for the performance of the Agreement by the Trust with respect to such Fund, and neither the Trustees nor any of the Trust's shareholders, officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     8. Non-Exclusivity. Nothing in this Agreement will in any way limit or restrict the Administrator or any of its officers, directors, employees, agents or affiliates from providing administrative services or other services to any other person or entity pursuant to any contract or otherwise; and no such performance of administrative or other services or taking of any such action or doing of any such thing, shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Administrator to the Trust or the Funds or be deemed to violate or give rise to any duty or obligation of the Administrator to the Trust, except as otherwise imposed by law.

     9. Duration and Termination. This Agreement shall continue in effect with respect to each Fund until August 31, 2003, if not sooner terminated. This Agreement shall continue in effect thereafter with respect to each Fund for successive 12-month periods, unless terminated, provided that each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire Board, or by the vote of a majority of the outstanding voting securities of the Funds (as defined in the 1940 Act), and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act). This Agreement may be terminated at any time without payment of any penalty, by the Trust upon the vote of a majority of the Board or by a majority of the outstanding voting securities of the Fund, or by the Administrator, in each case, on sixty (60) days' written notice to the other party.

     10. Reliance on Information. In discharging the functions specified in this Agreement, the Administrator may, without inquiry, rely and act upon all notices, information or other communications reasonably believed to have been supplied to it by any one or more of the Trustees or agents of the Trust.

     11. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     12. Miscellaneous.
         -------------

     a. This Agreement shall be construed in accordance with the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, as amended, or rules or orders of the SEC thereunder.

     b. The captions of this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     c. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     d. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Trust or the Funds in any way or otherwise be deemed an agent of the Trust or the Funds.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    E*TRADE FUNDS (on behalf of the series listed on Exhibit A)



                                    By:
                                          ------------------------------
                                          Name:
                                          Title:



                                    E*TRADE ASSET MANAGEMENT, INC.



                                    By:
                                         -------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A
                                     to the
                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT



     Exhibit A dated as of __________, 2001, to the Third Amended and Restated Administrative Services Agreement dated as of ___________, 2001, between E*TRADE Funds and E*TRADE Asset Management, Inc.


         Name of Fund                                          Fee
         ------------                                          ---

         E*TRADE Asset Allocation Fund                         0.15%

         E*TRADE Bond Fund                                     0.15%*

         E*TRADE E-Commerce Index Fund*

         E*TRADE Financial Sector Index Fund                   0.15%

         E*TRADE International Index Fund                      0.10%

         E*TRADE Premier Money Market Fund                     0.10%

         E*TRADE Russell 2000 Index Fund                       0.10%

         E*TRADE S&P 500 Index Fund                            0.10%

         E*TRADE Technology Index Fund                         0.15%


--------
* The E*TRADE Bond Index Fund ("Bond Fund") and the E*TRADE E-Commerce Index Fun ("E-Commerce Fund") will pay ETAM an annual fee of 0.25% and 0.70%, respectively, of each Fund's average daily net assets, computed daily and to be paid on the last business day of each month, for the services provided in this Third Amended and Restated Administrative Services Agreement and for the Administrator to continue to pay all expenses of the Bond Fund and the E-Commerce Fund except any advisory or sub-advisory fees, the Administrator's compensation under this Agreement and any expenses of the each Fund's master portfolio.

         Such fee for the Bond Fund will be in effect until the earlier of either (a) the conversion of the Bond Fund to an actively managed fund, if such conversion is approved by shareholders of the Bond Fund; or (b) if conversion of the Bond Fund to an actively managed fund is not approved, upon the liquidation of the Bond Fund, which is expected to occur prior to December 31, 2001. After the effective date of such conversion or liquidation, the Bond Fund will pay the amount in the table above or will be removed from this Exhibit A, as appropriate.

         Such fee for the E-Commerce will be in effect until the earlier of either (a) the reorganization of the E-Commerce Fund with and into the E*Trade Technology Index Fund, if such reorganization is approved by shareholders, or (b) if the reorganization is not approved by shareholders, upon the liquidation of the E-Commerce Fund. After the reorganization or liquidation of the E-Commerce Fund, it shall be removed from this Exhibit A.

                                    EXHIBIT B
                                     to the
                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT


GENERAL DESCRIPTION OF TRUST ADMINISTRATIVE AND COMPLIANCE SERVICES
-------------------------------------------------------------------

I.   GENERAL

     A. Coordinate and manage the work relationships among all service providers to the Trust.

     B. Perform trust operational management, including development of control procedures and monitor the performance of all service vendors to the Trust.

     C. Propose and carry out policies, particularly in the area of operational problem inquiry and resolution, such as, among others, potential/actual compliance violations, valuation of complex securities or those trading in problematic markets, and Trust share valuation errors, as applicable.

II.  FINANCIAL AND TAX REPORTING OBLIGATIONS

     A. Prepare management reports and Board of Trustees materials, such as, for example, unaudited financial statements and summaries of dividends and distributions.

     B.   Supervise  the  reporting  by any  sub-administrator  of  the  Trust's
          performance  to  outside  service   providers  as  directed  by  Trust
          management.

     C. Assist Trust management in making final determinations of distribution amounts.

     D. The Trust will advise the Administrator of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date, and the Administrator will make appropriate credits to each shareholder's account.

     E. Supervise the preparation and filing by the sub-administrator of theTrust's Form N-SAR with the SEC.

     F. Supervise the preparation, coordination and filing with the appropriate regulatory agencies of the Trust's semi-annual and annual reports to shareholders The Administrator shall be responsible for preparing the "President's Letters" or the "Management's discussion of each Fund's performance" for inclusion in the Trust's annual reports to shareholders.

     G. Supervise the preparation by the Trust's officers of financial information for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise sent to the Trust's shareholders and arrange for the dissemination of such reports and communications.

     H. Provide financial information for Trust proxies and prospectuses including expense table.

     I. Supervise the filing of copies of financial reports to shareholders with the SEC under Rule 30b2-1.

III. PORTFOLIO COMPLIANCE

The Administrator shall provide the following compliance services in conjunction with the investment adviser's obligations pursuant to its Investment Advisory Agreement with the Trust and all applicable laws.

A. Mail quarterly requests for "Securities Transaction Reports" to the Trust's Trustees and officers and "access persons" under the terms of the Trust's Code of Ethics and regulations promulgated by the U.S. Securities and Exchange Commission.

B. Prepare, distribute, and utilize in compliance training sessions, comprehensive compliance materials, including compliance manuals and checklists, and develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents.

IV.  REGULATORY AFFAIRS AND CORPORATE GOVERNANCE

A.   Prepare,   review  and  file  post-effective   amendments  to  the  Trust's
     registration statement and supplements as needed with respect to the currently existing Funds only.

B.   Prepare and file proxy materials and administer shareholder meetings.

C. Prepare minutes, and follow up on matters related to the Administrator's responsibilities under this Agreement that are raised at all Board meetings.

D. In coordination with the investment adviser, make reports and recommendations to the Board concerning the performance of the investment adviser and other service providers for the Trust, as the Board may reasonably request.

E. Supervise the preparation and filing Prepare and file with the SEC of Rule 24f-2 Notices (and all similar state filings, if required by the states). The Administrator shall not be responsible for preparing any legal opinions required in connection with Rule 24f-2 Notices.

F. Review and monitor the fidelity bond and errors and omissions insurance coverage and the submission of any related regulatory filings.

G. Prepare and update documents, such as charter document, by-laws, and foreign qualification filings.

H. Provide support and counsel with respect to routine regulatory examinations or investigations of the Trust and work closely with the Trust's legal counsel in response to any non-routine regulatory matters. Also, coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

I.   Maintain general corporate calendar.

J. Assist with preparations for, attend and prepare minutes of shareholder meetings.

K. When requested, provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in each Fund's investment policies, operations or structure.

L. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect each Fund, update the Board and the investment adviser on those developments and provide related planning assistance where reasonably requested or appropriate.

V.   ADMINISTRATION

     A.   Furnish appropriate officers for the Trust, subject to Board approval.

     B.   For new Funds, obtain Employer or Taxpayer  Identification  Number and
          CUSIP  numbers,  as  necessary.   Estimate  organizational  costs  and
          expenses and monitor against actual disbursements.

                                    EXHIBIT C
                                     to the
                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT


DESCRIPTION OF TRUST ACCOUNTING SERVICES

The Administrator shall provide the following accounting services to the Trust:

A. Supervise the maintenance of the books and records for the Trust's assets, including records of all securities transactions.

B. Supervise the calculation of each Fund's net asset value in accordance with each Fund's prospectus and, after the Fund meets eligibility requirements, supervise the transmission to NASDAQ and to such other entities as directed by the Trust.

C.   Supervise  the   accounting   for  dividends  and  interest   received  and
     distributions made by the Trust.

D. Coordination with the Trust's independent auditors with respect to the annual audit, and as otherwise requested by the Trust.

E. Consult with the Trust's officers, independent public accountants and other appropriate persons in establishing the accounting policies of the Trust.

F. As mutually agreed upon, the Administrator will provide domestic and/or international reports.